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                                                                  EXHIBIT 10.1

                     AMENDED AND RESTATED SHAREHOLDER AGREEMENT

                                  BY AND BETWEEN

                               WHITMAN CORPORATION,
                             A DELAWARE CORPORATION,

                                       AND

                                  PEPSICO, INC.,
                          A NORTH CAROLINA CORPORATION


                         DATED AS OF NOVEMBER 30, 2000

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                               TABLE OF CONTENTS
                                                                           Page
                                                                           ----
                                   ARTICLE I
                             CERTAIN DEFINITIONS

Section 1.1. Certain Definitions...........................................  1

                                  ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Company ................  6
Section 2.2. Representations and Warranties of the Shareholder ............  7

                                 ARTICLE III
                         SHAREHOLDER AND COMPANY CONDUCT

Section 3.1. Acquisition of Voting Securities..............................  7
Section 3.2. Required Reduction of Ownership Percentage ...................  8
Section 3.3. Top-Up Rights................................................. 10
Section 3.4. Transfer...................................................... 10
Section 3.5. Charter and By-Laws........................................... 11
Section 3.6. Rights Agreement.............................................. 11
Section 3.7. Special Meetings Requested by the Shareholder; Nominations.... 11
Section 3.8. No Agreements................................................. 11
Section 3.9. Dakota Holdings............................................... 11

                                  ARTICLE IV
                              BOARD COMPOSITION
Section 4.1. Board Composition............................................. 12

                                  ARTICLE V
                        EFFECTIVENESS AND TERMINATION

Section 5.1. Effectiveness................................................. 12
Section 5.2. Termination................................................... 12
Section 5.3. Agreements Following Certain Acquisitions .................... 13

                                  ARTICLE VI
                                MISCELLANEOUS

Section 6.1. Injunctive Relief............................................. 13
Section 6.2. Successors and Assigns........................................ 14
Section 6.3. Amendments; Waiver..... ...................................... 14

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                                                                          Page
                                                                          ----
Section 6.4.  Notices...................................................... 14
Section 6.5.  Applicable Law............................................... 15
Section 6.6.  Headings..................................................... 15
Section 6.7.  Integration.................................................. 15
Section 6.8.  Severability................................................. 15
Section 6.9.  Consent to Jurisdiction...................................... 16
Section 6.10. Counterparts................................................. 16

                                     -ii-

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         AMENDED AND RESTATED SHAREHOLDER AGREEMENT, dated as of November 30,
2000 (this "AGREEMENT"), by and between Whitman Corporation, a Delaware corporation (the "COMPANY"), and PepsiCo, Inc., a North Carolina corporation (the "SHAREHOLDER").

                             W I T N E S S E T H:

         WHEREAS, the Company and the Shareholder are parties to a Shareholder Agreement, dated as of May 20, 1999 (the "ORIGINAL SHAREHOLDER AGREEMENT");

         WHEREAS, the Company, Anchor Merger Sub, Inc., a Delaware corporation ("MERGER SUB"), and PepsiAmericas, Inc., a Delaware corporation ("PAS"), have entered into an Agreement and Plan of Merger, dated as of August 18, 2000 (the "MERGER AGREEMENT"), pursuant to which, among other things, PAS will be merged with and into Merger Sub, with Merger Sub as the surviving corporation, and in connection therewith, certain outstanding shares of common stock of PAS will be converted into shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company (the "MERGER");

         WHEREAS, the execution of this Agreement upon the consummation of the Merger (the "CLOSING") is a covenant of the Company in the Merger Agreement and a condition to the Company's obligations to close the transactions contemplated by the Merger Agreement;

         WHEREAS, the Shareholder has entered into a voting agreement, dated as of August 18, 2000, pursuant to which the Shareholder has agreed to vote in favor of the Merger and the other transactions contemplated by the Merger Agreement; and

         WHEREAS, in light of the transactions contemplated by the Merger Agreement, the Company and the Shareholder desire to amend and restate in this Agreement certain terms and conditions concerning the acquisition and disposition of Voting Securities (as defined herein) of the Company by the Shareholder, and related provisions concerning the Shareholder's relationship with and investment in the Company immediately following the Closing.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1. CERTAIN DEFINITIONS. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

         "AFFILIATE" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person. For the purposes of this definition, "control," when used with respect

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to any particular person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AFFILIATED TRANSACTION COMMITTEE" shall mean the Affiliated Transaction Committee of the Board.

         "AGREEMENT" shall have the meaning assigned to such term in the preamble.

         "BENEFICIAL OWNER" (and, with correlative meanings, "BENEFICIALLY OWN" and "BENEFICIAL OWNERSHIP") of any interest means a Person who, together with his or its Affiliates, is or may be deemed a beneficial owner of such interest for purposes of Rule 13d-3 or 13d-5 under the Exchange Act, or who, together with his or its Affiliates, has the right to become such a beneficial owner of such interest (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any warrant, right or other instrument, or otherwise; PROVIDED that a Person shall not be deemed the Beneficial Owner of Voting Securities solely as a result of having been granted a revocable proxy relating to such Voting Securities in connection with any one special or annual meeting of shareholders of the Company (including any postponements or adjournments thereof), nor shall the procurement of such a proxy be deemed to give the proxy holder "control" over any Person as to which such proxy holder does not otherwise have control; and PROVIDED, FURTHER, that this definition shall be subject to the last sentence of Section 3.9.

         "BOARD" shall mean the Board of Directors of the Company in office at the applicable time, as elected in accordance with the By-Laws.

         "BUY-BACK EXCESS" shall have the meaning set forth in Section 3.2 of this Agreement.

         "BUY-BACK OFFER" shall have the meaning set forth in Section 3.2 of this Agreement.

         "BY-LAWS" shall mean the by-laws of the Company, as in effect immediately following consummation of the Merger (including amendments pursuant to the Merger Agreement), as they may be amended from time to time.

         "CHARTER" shall mean the Certificate of Incorporation of the Company, as in effect immediately following consummation of the Merger, as it may be amended from time to time.

          "CLOSING" shall have the meaning assigned in the third recital of this Agreement.

          "COMBINED MAXIMUM OWNERSHIP PERCENTAGE" shall mean, calculated at a particular point in time, a Total Ownership Percentage of 49.9%; PROVIDED that in the event of a Permitted Acquisition (other than a Contingent Payment Acquisition) which results in the Significant Shareholders' Total Ownership Percentage exceeding 49.9%, so long as the Significant Shareholders' Total Ownership Percentage exceeds 49.9% due to such Permitted

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Acquisition, the Combined Maximum Ownership Percentage shall become the
Significant Shareholders' Total Ownership Percentage giving effect to such Permitted Acquisition.

         "COMMISSION" shall mean the United States Securities and Exchange Commission.

         "COMMON STOCK" shall have the meaning assigned in the first recital of this Agreement.

         "COMPANY" shall have the meaning assigned in the preamble.

         "CONTINGENT PAYMENT ACQUISITION" shall mean any acquisition of Voting Securities pursuant any Contingent Payment (as defined in the Merger Agreement).

         "DAKOTA HOLDINGS" shall mean Dakota Holdings, LLC, a Delaware limited liability company.

         "DAKOTA HOLDINGS AGREEMENT" shall have the meaning set forth in
Section 3.9 of this Agreement.

          "DIRECTOR" shall mean any member of the Board of Directors of the Company in office at the applicable time, as elected in accordance with the provisions of the By-Laws.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FAMILY" shall mean, with respect to any natural person, (i) any child, stepchild, parent, stepparent, spouse or sibling, and (ii) any grandchild, grandparent, uncle, aunt, first cousin, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law who Beneficially Owns greater than 1% of the Voting Power or who has entered into an agreement or commitment with said natural person with respect to the Voting Securities, and shall in each case include adoptive relationships.

          "INDEPENDENT DIRECTOR" shall mean any person who is both (i) independent of and otherwise unaffiliated with any member of the Shareholder Group or the Pohlad Group, and who is not a director, officer, employee, consultant or advisor (financial, legal or other) of any member of the Shareholder Group or the Pohlad Group and has not served in any such capacity in the previous two (2) years and (ii) not an officer or employee, consultant or advisor (financial, legal or other) of the Company and has not served in any such capacity in the previous two (2) years.

         "MAXIMUM OWNERSHIP PERCENTAGE" shall mean, calculated at a particular point in time, a Total Ownership Percentage of 49.0%; PROVIDED that in the event of a Permitted Acquisition (other than a Contingent Payment Acquisition) which results in the Shareholder Group's Total Ownership Percentage exceeding 49.0%, so long as the Shareholder Group's Total Ownership Percentage exceeds 49.0% due to such Permitted Acquisition, the Maximum Ownership Percentage shall become the Shareholder Group's Total Ownership Percentage giving effect to such Permitted Acquisition.

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         "MERGER" shall have the meaning set forth in the second recital of this Agreement.

         "MERGER AGREEMENT" shall have the meaning set forth in the second recital of this Agreement.

         "MINIMUM PRICE" shall mean the highest average of per share closing prices on the NYSE Composite Tape of the Voting Securities (or, if the Voting Securities are not quoted on the NYSE Composite Tape, on the principal United States securities exchange registered under the Exchange Act on which such Voting Securities are listed, or, if such Voting Securities are not listed on any such exchange, the closing sale price or bid quotation with respect to such Voting Securities on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use; PROVIDED, HOWEVER, if no such quotations are available with respect to such Voting Securities, the price of such Voting Securities shall be the public market trading value as determined by an investment banker of nationally recognized reputation selected by the Independent Directors) over any 20 consecutive trading day period during the 18 month period preceding the date of the first public announcement of a Shareholder Offer.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "PERMITTED ACQUISITION" shall mean the acquisition of Voting Securities pursuant to (1) a transaction or series of transactions that would not result, individually or in the aggregate, in any member of the Shareholder Group, singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, acquiring, proposing to acquire, or publicly announcing or otherwise disclosing an intention to propose to acquire, or offering or agreeing to acquire, by purchase or otherwise, Beneficial Ownership of any Security so as to cause either (x) the Shareholder Group's Total Ownership Percentage to exceed the Maximum Ownership Percentage or (y) the Significant Shareholders' Total Ownership Percentage to exceed the Combined Maximum Ownership Percentage, (2) a Shareholder Offer at a price which is not less than the Minimum Price, (3) a merger or other business combination approved by a majority of the Voting Power attributable to Voting Securities not Beneficially Owned by the Shareholder Group, (4) a transaction approved by a majority of the Independent Directors, or (5) any acquisition of Voting Securities by the Pohlad Group approved by the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors). For purposes of this definition, the value of any securities offered in exchange for Voting Securities pursuant to a Shareholder Offer shall be the average of closing prices on the NYSE Composite Tape of such securities (or, if such securities are not quoted on the NYSE Composite Tape, on the principal United States securities exchange registered under the Exchange Act on which such securities are listed, or, if such securities are not listed on any such exchange, the closing sale price or bid quotation with respect to such security on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use; PROVIDED, HOWEVER, if no such quotations are available with respect to such securities, the price of such securities shall be the public market trading value as determined by an investment banker of nationally recognized reputation selected by the Independent Directors) over the five consecutive trading day period preceding the date of the first public announcement of such Shareholder Offer.

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         "PERMITTED SIGNIFICANT TRANSFEREE" shall have the meaning set forth in Section 3.4 of this Agreement.

         "PERSON" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

         "POHLAD COMPANIES" shall mean Pohlad Companies, a Minnesota corporation.

         "POHLAD GROUP" shall mean Robert Pohlad, any Affiliate of Robert Pohlad (other than the Company or its subsidiaries), any member of Robert Pohlad's Family, and any Person with whom Robert Pohlad, any Affilate of Robert Pohlad or any member of Robert Pohlad's Family is part of a 13D Group.

          "POHLAD SHAREHOLDER AGREEMENT" shall mean the Shareholder Agreement, dated as of November 30, 2000, by and between the Company, Dakota Holdings, the Pohlad Companies and Robert Pohlad.

         "REPURCHASE" shall have the meaning set forth in Section 3.2 of this Agreement.

         "RIGHTS AGREEMENT" shall mean the Shareholder Rights Agreement, dated as of May 20, 1999, as amended.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SHAREHOLDER" shall have the meaning assigned in the preamble.

         "SHAREHOLDER AFFILIATE" shall mean any Affiliate of the Shareholder (other than the Company or its subsidiaries).

         "SHAREHOLDER GROUP" shall mean the Shareholder, any Shareholder Affiliate, any Permitted Significant Transferee and any Person with whom the Shareholder, any Shareholder Affiliate or any Permitted Significant Transferee is part of a 13D Group in respect of Voting Securities, but shall exclude any member of the Pohlad Group.

         "SHAREHOLDER OFFER" shall mean (i) a tender offer or exchange offer by any member of the Shareholder Group for all Voting Securities not Beneficially Owned by the Shareholder Group or (ii) a merger or other business combination pursuant to which all Voting Securities not Beneficially Owned by the Shareholder Group are proposed to be exchanged or converted.

         "SIGNIFICANT SHAREHOLDERS" shall mean, collectively, the Shareholder Group and the Pohlad Group.

         "SIGNIFICANT TRANSFEREE" shall mean a transferee which would have a Total Ownership Percentage of greater than 20% after giving effect to any proposed Transfer.

         "13D GROUP" shall mean any group of Persons acquiring, holding, voting or disposing of any Voting Security which would be required under
Section 13(d) of the Exchange

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Act and the rules and regulations thereunder to file a statement on Schedule
13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act; PROVIDED that a Person shall not be deemed to be part of a 13D Group with another Person solely as a result of having been granted a revocable proxy relating to such Person's Voting Securities in connection with any one special or annual meeting of shareholders of the Company (including any postponements or adjournments thereof); PROVIDED, FURTHER, that the members of the Shareholder Group shall not be deemed to be part of a 13D Group with any member of the Pohlad Group solely due to ownership of interests in Dakota Holdings so long as all members of the Shareholder Group are in compliance with the proviso in the first sentence of Section 3.9.

         "TOTAL OWNERSHIP PERCENTAGE" shall mean, calculated at a particular point in time, the Voting Power represented by the Voting Securities Beneficially Owned by the Person (or Persons) whose Total Ownership Percentage is being determined.

         "TOTAL VOTING POWER" shall mean, calculated at a particular point in time, the aggregate Votes represented by all then outstanding Voting Securities.

         "TRADING DAY", with respect to a Voting Security, shall mean a day on which the principal national securities exchange on which such Voting Security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated to close.

         "TRANSFER" shall mean any sale, transfer, pledge, encumbrance or other disposition to any Person, and to "TRANSFER" shall mean to sell, transfer, pledge, encumber or otherwise dispose of to any Person.

         "VOTES" shall mean votes entitled to be cast generally in the election of Directors, assuming the conversion of any securities then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

         "VOTING POWER" shall mean, calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined to (b) Total Voting Power.

         "VOTING SECURITIES" shall mean the Common Stock and shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors and any securities then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

         Section 2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Shareholder as of the date hereof as follows:

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         (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

         (b) This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

         (c) This Agreement has been duly executed and delivered by the Company and assuming due authorization and valid execution and delivery by the Shareholder, this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         Section 2.2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to the Company as of the date hereof as follows:

         (a) The Shareholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

         (b) This Agreement has been duly and validly authorized by the Shareholder and all necessary and appropriate action has been taken by the Shareholder to execute and deliver this Agreement and to perform its obligations hereunder.

         (c) This Agreement has been duly executed and delivered by the Shareholder and assuming due authorization and valid execution and delivery by the Company, this Agreement is a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms.

                                  ARTICLE III

                         SHAREHOLDER AND COMPANY CONDUCT

         Section 3.1. ACQUISITION OF VOTING SECURITIES. Subject to the provisions of this Agreement, during the term of this Agreement, the Shareholder agrees with the Company that, without the prior approval of a majority of the Independent Directors, the Shareholder will not, and will cause each member of the Shareholder Group not to, take any of the following actions:

         (a) singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, acquire, propose to acquire, or publicly announce or otherwise disclose an intention to propose to acquire, or offer or agree to acquire, by purchase or otherwise, Beneficial Ownership of any Voting Security so as to cause either (x) the Shareholder Group's Total Ownership Percentage to exceed the Maximum Ownership Percentage or (y) to the best of the Shareholder's knowledge, the Significant

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     Shareholders' Total Ownership Percentage to exceed the Combined Maximum
     Ownership Percentage, other than pursuant to a Permitted Acquisition;

         (b) form, join or in any way participate in a 13D Group with respect to any Voting Securities of the Company or any securities of its subsidiaries if such 13D Group's Total Ownership Percentage would exceed the Maximum Ownership Percentage;

         (c) initiate (including by means of proposing or publicly announcing or otherwise disclosing an intention to propose, solicit, offer, seek to effect or negotiate) a merger, acquisition or other business combination transaction relating to the Company (other than a merger, acquisition or business combination of a third party (not a member of the Shareholder Group) with the Company) which would not be, if consummated, a Permitted Acquisition.

     The Shareholder Group shall not be prohibited by the terms of this Agreement from taking any action or exercising any right which is not inconsistent with the terms of this Agreement, including soliciting or obtaining the revocable proxy of any other shareholder of the Company with respect to the election of directors or any other matter, seeking the election of new directors, calling special meetings of shareholders of the Company, making shareholder proposals, engaging in discussions with the Board or the management of the Company or otherwise voting its Voting Securities in any manner in which any member of the Shareholder Group shall determine in its sole discretion. In addition, this section shall not be deemed to restrict Directors affiliated with the Shareholder from participating as Board members in the direction of the Company.

         Section 3.2. REQUIRED REDUCTION OF OWNERSHIP PERCENTAGE. (a) If at any time the Shareholder becomes aware that the Shareholder Group's Total Ownership Percentage exceeds the Maximum Ownership Percentage, other than as permitted pursuant to the terms of this Agreement, then the Shareholder shall, or shall cause the Shareholder Group to, consistent with the provisions of this Agreement, promptly (in any event, prior to the earliest to occur of (i) the record date for the next annual or special meeting of shareholders of the Company, (ii) the record date for the taking of any action of shareholders of the Company by written consent or (iii) the purchase of any additional Voting Securities by any member of the Shareholder Group) take all action necessary to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group such that the Shareholder Group's Total Ownership Percentage is not greater than the Maximum Ownership Percentage.

         (b) If at any time the Shareholder becomes aware that the Significant Shareholders' Total Ownership Percentage exceeds the Combined Maximum Ownership Percentage as a result of a reduction in the number of Voting Securities outstanding (including, without limitation, as a result of a purchase of Common Stock by the Company) (such excess, the "BUY-BACK EXCESS"), then the Shareholder shall, or shall cause the Shareholder Group to, consistent with the provisions of this Agreement, promptly (in any event, prior to the earliest to occur of (x) the record date for the next annual or special meeting of shareholders of the Company, (y) the record date for the taking of any action of shareholders of the Company by written consent or (z) the purchase of any additional Voting Securities by any member of the

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Shareholder Group) take all action necessary to reduce the amount of Voting
Securities Beneficially Owned by the Shareholder Group by the amount of such Buy-Back Excess in the following manner and order:

              (i) First, by Transferring to a Person other than the Significant Shareholders the amount, if any, of Voting Securities received by the Shareholder Group as an Aggregate Contingent Payment (as defined in the Merger Agreement), to the extent not previously Transferred pursuant to this Section;

              (ii) Second, by Transferring to a Person other than the Significant Shareholders the pro rata amount (based on the relative amounts of Voting Securities purchased by each of the Shareholder Group and the Pohlad Group since August 18, 2000) of Voting Securities, if any, purchased by the Shareholder Group since
          August 18, 2000;

              (iii) Third, by Transferring to a Person other than the Significant Shareholders the pro rata amount of any remaining Buy-Back Excess (based on the relative Total Ownership Percentages, after giving effect to (i) and (ii) above, of the Shareholder Group and the Pohlad Group immediately prior to the time when the Combined Maximum Ownership Percentage was exceeded).

               (iv) Fourth, notwithstanding the foregoing, the maximum number of Voting Securities that the Shareholder Group shall be required to Transfer pursuant to (ii) and (iii) above shall not exceed the amount that would be required to be Transferred if the Pohlad Group made its corresponding pro rata Transfers consistent with (ii) and (iii) above.

          (c) If at any time the Shareholder becomes aware that the Significant Shareholders' Total Ownership Percentage exceeds the Combined Maximum Ownership Percentage, other than as a result of a reduction in the total number of Voting Securities (which situation shall be governed by paragraph (b) above) or as permitted pursuant to the terms of this Agreement, then the Shareholder shall, or shall cause the Shareholder Group to, consistent with the provisions of this Agreement, promptly (in any event, prior to the earliest to occur of (i) the record date for the next annual or special meeting of shareholders of the Company, (ii) the record date for the taking of any action of shareholders of the Company by written consent or
(iii) the purchase of any additional Voting Securities by any member of the Shareholder Group) take all action necessary to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group such that the Significant Shareholders' Total Ownership Percentage is not greater than the Combined Maximum Ownership Percentage; PROVIDED that if the Shareholder becomes aware that the Significant Shareholders' Total Ownership Percentage exceeds the Combined Maximum Ownership Percentage due to an acquisition by a member of the Pohlad Group of Voting Securities or the addition to the Pohlad Group of a new Affiliate that Beneficially Owns Voting Securities, the Shareholder shall promptly inform the Company of such fact but shall not be required to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group due to such event so long as the Shareholder Group is in compliance with the other provisions of this Agreement.

         (d) During the term of this Agreement, if the Company purchases shares of Common Stock from the public, whether by tender offer, open market purchase or otherwise (a "REPURCHASE"), the Company shall contemporaneously with the Repurchase offer to purchase from each of the Significant Shareholders, on the same terms and conditions, including price, as in the Repurchase, a percentage of those shares of Common Stock Beneficially Owned by each of the Significant Shareholders equal to the percentage of shares of Common Stock to be Repurchased from the Beneficial Owners of shares of Common Stock other than the Significant Shareholders (the "BUY-BACK OFFER"). The Company shall provide notice to the Shareholder of its intention to engage in a Repurchase and of the mechanism by which the Repurchase shall occur not less than thirty (30) days in advance of the date on which the Repurchase is to be consummated, and the Shareholder shall provide notice to the Company within ten (10) days of receipt of such notice of whether the Shareholder Group intends to accept the Buy-Back Offer.

         Section 3.3. TOP-UP RIGHTS. During the term of this Agreement, if the Shareholder Group's Total Ownership Percentage is below the Maximum Ownership Percentage and the Significant Shareholders' Total Ownership Percentage is below the Combined Maximum Ownership Percentage, the Shareholder Group may at its option purchase Voting Securities from time to time in the open market or otherwise in an amount not in excess of the amount that would cause either (x) the Shareholder Group's Total Ownership Percentage to exceed the Maximum Ownership Percentage or (y) the Significant Shareholders' Total Ownership Percentage to exceed the Combined Maximum Ownership Percentage.

         Section 3.4. TRANSFER. Except for any requirements of the Securities Act applicable to such Transfer, each of the members of the Shareholder Group may Transfer any of the Voting Securities Beneficially Owned by such member of the Shareholder Group to any transferee which is not a Significant Transferee without restriction, and may effect such a Transfer to a Significant Transferee with the prior written consent of a majority of the Independent Directors; PROVIDED, HOWEVER, that each of such members of the Shareholder Group may Transfer any of such Voting Securities to any Significant Transferee without restriction (other than as contemplated in the last sentence of this Section 3.4) or obtaining such consent if, at the time of such Transfer, the Shareholder Group Beneficially Owns at least 20% of the outstanding voting securities of such Significant Transferee and no other Person Beneficially Owns a greater percentage of the outstanding voting securities of such Significant Transferee than the percentage owned by the Shareholder Group (a "PERMITTED SIGNIFICANT TRANSFEREE"). The Shareholder Group shall obtain the prior written consent of a majority of the Independent Directors to any Transfer by the Shareholder Group of any voting securities of a Permitted Significant Transferee if, at the time of such Transfer, such Permitted Significant Transferee has a Total Ownership Percentage of greater than 20% and such Transfer would result in (x) the Shareholder Group Beneficially Owning less than 20% of the outstanding voting securities of such Permitted Significant Transferee or (y) any other Person Beneficially Owning a greater percentage of the outstanding voting securities of such Permitted Significant Transferee than the percentage Beneficially Owned by the Shareholder Group after giving effect to such Transfer. Notwithstanding the foregoing provisions of this Section 3.4, none of the restrictions of this Section 3.4 shall apply to (i) a Transfer by any member of the Shareholder Group of any of the Voting Securities in a public offering pursuant to which reasonable efforts are made to achieve a wide distribution of such Voting Securities, (ii) a liquidation of Dakota Holdings or other distribution of its assets to its members in proportion to their capital accounts or (iii) a Transfer of Voting Securities among members of the Shareholder Group, PROVIDED that any such transferee shall agree with the Company in writing prior to each such Transfer to be bound by the terms of this Agreement with respect to its Beneficial Ownership of Voting Securities.

         Section 3.5. CHARTER AND BY-LAWS. During the term of this Agreement the Company shall not, and the Shareholder Group shall not, and shall not facilitate any effort to, amend, alter or repeal, or propose the amendment, alteration or repeal of, any provision of the Charter or the By-Laws in any manner which is inconsistent with the terms of this Agreement. If at any time during the term of this Agreement the provisions of this Agreement shall conflict with the provisions of the Charter or the By-Laws, the parties shall use all reasonable efforts, consistent with their fiduciary responsibilities, to cause the provisions of the Charter and the By-Laws to be brought into conformity with the provisions of this Agreement.

         Section 3.6. RIGHTS AGREEMENT. During the term of this Agreement, the Company hereby agrees not to (i) amend any provision of the Rights Agreement in any manner which is inconsistent with the terms of this Agreement or the Merger Agreement and which adversely affects the rights of the Shareholder Group under the terms of this Agreement or (ii) adopt any new rights agreement which is inconsistent with the terms of this Agreement or the Merger Agreement and which adversely affects the rights of the Shareholder Group under the terms of this Agreement.

         Section 3.7. SPECIAL MEETINGS REQUESTED BY THE SHAREHOLDER; NOMINATIONS. In the event that during the term of this Agreement the Shareholder Group requests a special meeting of the stockholders of the Company in accordance with the By-Laws, or the Shareholder Group nominates an alternative slate of directors to the slate proposed by the Board at any annual meeting of stockholders of the Company in accordance with the By-Laws, the Company hereby agrees that the Company shall not, without the Shareholder's consent, from the date of receipt of such request for a special meeting or the date of receipt of such nomination, as the case may be, until the adjournment of the requested special meeting or the annual meeting, as the case may be, (i) take any action effecting a material change in its capital structure, (ii) declare or pay a dividend (other than any regular quarterly dividend), (iii) materially increase the compensation of any executive officer or (iv) take any material action not in the ordinary course of business; PROVIDED that this provision shall not restrict the ability of the Company to comply with commitments entered into prior to the date of such request.

         Section 3.8. NO AGREEMENTS. During the term of this Agreement, except as specifically contemplated in Section 3.9, no member of the Shareholder Group shall, directly or indirectly, enter into any agreement or commitment with any member of the Pohlad Group with respect to the holding, voting, acquisition or disposition of Voting Securities.

        Section 3.9. DAKOTA HOLDINGS. Notwithstanding the provisions of
Section 3.8, members of the Shareholder Group and members of the Pohlad Group may be parties to the Amended and Restated Limited Liability Company Agreement of Dakota Holdings, LLC, attached as Annex A to this Agreement (the "DAKOTA HOLDINGS AGREEMENT"), and hold interests in Dakota Holdings pursuant to the Dakota Holdings Agreement, PROVIDED that (i) the Dakota Holdings Agreement expressly provides that (x) the members of the Shareholder Group who are parties to the Dakota Holdings Agreement ultimately have sole power with respect to the voting of that percentage of the Voting Securities owned by Dakota Holdings equal to the Class A Percentage Interest (as defined in the Dakota Holdings Agreement) (the "CLASS A PERCENTAGE") of the Shareholder Group members, and with respect to the voting of such Voting Securities members of the Pohlad Group shall have no power, influence or discretion which is not subject to the ultimate power of the Shareholder Group to direct the voting, and (y) the members of the Pohlad Group who are parties to the Dakota Holdings Agreement have sole power with respect to the voting of their Class A Percentage of the Voting Securities owned by Dakota Holdings, and with respect to the voting of such Voting Securities members of the Shareholder Group shall have no power, influence or discretion; and (ii) Dakota Holdings shall not take any action to acquire, directly or indirectly, Beneficial Ownership of any additional Voting Securities (excluding any Voting Securities acquired pursuant to the transactions contemplated by the Merger Agreement (including any Contingent Payment Acquisitions) and excluding Voting Securities acquired through stock dividends on then-owned Voting Securities and excluding the acquisition of Voting Securities pursuant to the right of Dakota Holdings to acquire Common Stock with a value of $25 million from the PepsiCo Group, in connection with the Merger). So long as the proviso in the preceding sentence is complied with, for purposes of calculating the Shareholder Group's Total Ownership Percentage, those Voting Securities over which a member of the Pohlad Group has the sole powers described in clause (y) of clause (i) in proviso in the preceding sentence shall not be considered Beneficially Owned by the Shareholder Group and a transfer of interests in Dakota Holdings from a member of the Pohlad Group to a member of the Shareholder Group shall be permitted with the consent of the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors), which consent shall not be unreasonably withheld.

                                 ARTICLE IV

                              BOARD COMPOSITION

         Section 4.1. BOARD COMPOSITION. As of the Effective Time (as defined in the Merger Agreement) of the Merger, the Board shall consist of the current directors of the Company and Robert Pohlad.

                                  ARTICLE V

                        EFFECTIVENESS AND TERMINATION

         Section 5.1. EFFECTIVENESS. This Agreement shall take effect immediately upon the Closing and shall remain in effect until it is terminated pursuant to Section 5.2 hereof.

          Section 5.2. TERMINATION. This Agreement shall terminate upon the earliest to occur of the following:

         (a) The Shareholder Group's Total Ownership Percentage falling below 15% at any time.

         (b) Subject to the provisions of Section 5.3, the consummation of a Permitted Acquisition pursuant to which the Shareholder Group becomes the
     Beneficial Owner of
     not less than that percentage of the Voting Power attributable to all Voting Securities of the Company equal to 75% less the Pohlad Group's Voting Power;

         (c) Two (2) years from the first date on which the following two conditions are met: (i) the Shareholder Group has become the Beneficial Owner of a percentage of the Voting Power attributable to all Voting Securities of the Company which is greater than (x) 55% less the Pohlad Group's Voting Power, but less than (y) 75% less the Pohlad Group's Voting Power, and (ii) the Shareholder Group has consummated a Shareholder Offer at a price which is not less than the Minimum Price pursuant to which at least 10% of the Voting Power attributable to Voting Securities not Beneficially Owned by the Significant Shareholders prior to such Shareholder Offer were acquired by the Shareholder Group.

         (d) Mutual written agreement of the Company and the Shareholder at any time to terminate this Agreement, which termination shall occur at a time to be fixed in such mutual agreement.

          Section 5.3. AGREEMENTS FOLLOWING CERTAIN ACQUISITIONS. Following the consummation of a Permitted Acquisition pursuant to which the Shareholder Group becomes the Beneficial Owner of not less than that percentage of the Voting Power attributable to all Voting Securities of the Company equal to 75% less the Pohlad Group's Voting Power, the Company agrees that for a period of 90 days after such Permitted Acquisition it shall not, without the Shareholder's consent, take any action or enter into any agreement which (i) restricts the acquisition by the Shareholder Group of any Voting Securities, notwithstanding that such acquisition is not a Permitted Acquisition, (ii) restricts in any manner the transfer of any such Voting Securities by the Shareholder Group, (iii) restricts any right of the Shareholder Group specifically preserved under Section 3.1, (iv) otherwise restricts in any manner the ability of any member of the Shareholder Group to take any action with respect to Voting Securities, including, in the case of clauses (i) through (iv), amending the Rights Agreement to provide for any such restriction, (v) effects a material change in the capital structure, (vi) declares or pays a dividend (other than any regular quarterly dividend),
(vii) materially increases the compensation of any executive officer or
(viii) is a material action not in the ordinary course of business; PROVIDED that this provision shall not restrict the ability of the Company to comply with commitments entered into prior to the date of such Permitted Acquisition.

                                 ARTICLE VI

                               MISCELLANEOUS

          Section 6.1. INJUNCTIVE RELIEF. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him or it, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

          Section 6.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company and by the Shareholder and their respective successors and permitted assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person.

          Section 6.3. AMENDMENTS; WAIVER. (a) This Agreement may be amended only by an agreement in writing executed by the parties hereto. Any approval of an amendment of this Agreement upon the part of the Company shall require the approval of a majority of the Independent Directors at a duly convened meeting thereof.

          (b) Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Any waiver of any benefit or right provided to the Company under this Agreement shall require the approval of a majority of the Board and a majority of the Independent Directors at a duly convened meeting thereof.

          Section 6.4. NOTICES. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows:

          If to the Shareholder:

             PepsiCo, Inc.
             700 Anderson Hill Road
             Purchase, NY 10577
             Attention: General Counsel
             Fax: (914) 253-3667
         with a copy to:

             Cravath, Swaine & Moore
             Worldwide Plaza
             825 Eighth Avenue
             New York, NY 10019
             Attention: Robert Townsend
             Fax: (212) 765-1047

         If to the Company:

             Whitman Corporation
             3501 Algonquin Road
             Rolling Meadows, Illinois 60008
             Attention: General Counsel
             Fax: (847) 818-5047

         with a copy to:

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, NY 10019
             Attention: Seth A. Kaplan
             Fax: (212) 403-2223

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in a like manner.

          Section 6.5. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of law.

         Section 6.6. HEADINGS. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

         Section 6.7. INTEGRATION. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

         Section 6.8. SEVERABILITY. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 6.9. CONSENT TO JURISDICTION. In connection with any suit, claim, action or proceeding arising out of this Agreement, the Shareholder and the Company each hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in the State of Delaware; the Shareholder and the Company each agree that service in the manner set forth in Section 6.4 hereof shall be valid and sufficient for all purposes; and the Shareholder and the Company each agree to, and irrevocably waive any objection based on forum non conveniens or venue not to, appear in any United States federal court or state court located in the State of Delaware.

         Section 6.10. COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Shareholder have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

                                     WHITMAN CORPORATION


                                     By: /s/ Steven R. Andrews
                                        -----------------------------
                                        Name:  Steven R. Andrews
                                        Title: Sr. V.P.


                                     PEPSICO, INC. (on behalf of itself and all members of the Shareholder Group)

                                     By: /s/ W. Timothy Heaviside
                                        ---------------------------------
                                        Name:  W. Timothy Heaviside
                                        Title: